UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 22, 2015

CAMBRIAN MINERALS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cambrian Minerals Group, Inc. (a/k/a Standard Metals Processing, Inc.) (the “Company”) is in the process of reorganizing our management team. Mr. Bobby Cooper, Mr. John Ryan, Mr. Thomas Loucks and Mr. Thomas Myatt came to a mutual agreement with the Board of Directors to terminate their employment agreements on October 22, 2015.

On October 26, 2016, Ms. Tina Gregerson was appointed to serve as interim Chief Executive Officer until the position can be filled on a more permanent basis.

Item 8.01	Other Disclosure

In conjunction with our reorganization of management, we are refocusing on building a metallurgical laboratory in Tonopah, NV to establish an initial presence in the local mining industry. We anticipate bringing on ore processing circuits independently, starting with a physical separation circuit taking full advantage of our 387 acre feet of water rights on the property. Once we are generating revenue we will move forward with additional processing circuits as the need arises.

The Company is still in the process of changing its name to Cambrian Minerals Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2015	Cambrian Minerals Group, Inc. (a/k/a Standard Metals Processing, Inc.)

	By:	/s/ Tina Gregerson
Tina Gregerson Interim Chief Executive Officer